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                         AMERICAN BINGO & GAMING CORP.

                       Subsidiaries as of March 18, 1997
                       ---------------------------------


                                                  Name Under
                                  State of     Which Subsidiary
Name                           Incorporation   Conducts Business
-----------------------------  --------------  -----------------

Texas Charities Inc.           Texas           Same

SA Charities, Inc.             Texas           Same

Americana I                    Texas           Same

Americana II                   Texas           Same

Americana III                  Texas           Same

Americana IV                   Texas           Same

Charity Bingo of Texas, Inc.   Texas           Same

Shugart, Inc.                  Texas           Same

1919 Corp.                     Texas           Same

Bing-O-Rama, Inc.              Alabama         Same

Charity Bingo, Inc.            Alabama         Same

Charity Bingo-Birmingham,Inc.  Alabama         Same

Columbia One Corp.             South Carolina  Same

MHJ Corp.                      South Carolina  Same

Concessions Corp.              South Carolina  Same

SC Properties II Corp.         South Carolina  Same

Delray Hall For Hire, Inc.     Florida         Same

Forest Bingo, Inc.             Mississippi     Same

Starkville Bingo, Inc.         Mississippi     Same

Louisville Bingo, Inc.         Mississippi     Same

Delta Bingo, Inc.              Mississippi     Same

Grenada Bingo, Inc.            Mississippi     Same
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